TYSON FOODS REPORTS FOURTH QUARTER AND FISCAL 2025 RESULTS
Achieves Year-Over-Year Growth in Sales, Adjusted Operating Income and Adjusted EPS
Springdale, Arkansas – November 10, 2025 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, reported the following results:

(in millions, except per share data)	Fourth Quarter		Twelve Months Ended
	2025	2024	2025	2024
Sales	$13,860	$13,565	$54,441	$53,309

Operating Income	$158	$525	$1,098	$1,409
Adjusted[1] Operating Income (non-GAAP)	$608	$512	$2,287	$1,820

Net Income Per Share Attributable to Tyson	$0.13	$1.00	$1.33	$2.25
Adjusted[1] Net Income Per Share Attributable to Tyson (non-GAAP)	$1.15	$0.92	$4.12	$3.10
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income (loss) and adjusted net income per share attributable to Tyson (Adjusted EPS) are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
Fiscal 2025 Highlights
•Sales of $54,441 million, up 2.1% from prior year; Sales up 3.3% excluding impact of $653 million increase in legal contingency accruals, which was recognized as a reduction to Sales
•GAAP operating income of $1,098 million, down 22% from prior year
•Adjusted operating income of $2,287 million, up 26% from prior year
•GAAP EPS of $1.33, down 41% from prior year
•Adjusted EPS of $4.12, up 33% from prior year
•Total Company GAAP operating margin of 2.0%
•Total Company adjusted operating margin (non-GAAP) of 4.1%
•Cash provided by operating activities of $2,155 million, down $435 million from prior year
•Free cash flow (non-GAAP) of $1,177 million, down $281 million from prior year
•Repurchased 3.5 million shares for $196 million
•Reduced total debt $957 million
•Liquidity of $3.7 billion as of September 27, 2025
Fourth Quarter Highlights
•Sales of $13,860 million, up 2.2% from prior year; Sales up 4.8% excluding impact of $355 million increase in legal contingency accruals, which was recognized as a reduction to Sales
•GAAP operating income of $158 million, down 70% from prior year
•Adjusted operating income of $608 million, up 19% from prior year
•GAAP EPS of $0.13, down 87% from prior year
•Adjusted EPS of $1.15, up 25% from prior year
•Total Company GAAP operating margin of 1.1%
•Total Company adjusted operating margin (non-GAAP) of 4.3%

"We delivered year-over-year growth in sales, adjusted operating income and adjusted earnings per share, reflecting the strength of our multi-protein, multi-channel portfolio," said Donnie King, President and CEO of Tyson Foods. "This fiscal year's progress demonstrates our commitment to operational excellence while meeting the evolving needs of our customers and consumers. As a world-class food company and recognized leader in protein, we remain focused on continuously improving the controllable aspects of our business and delivering shareholder value."

SEGMENT RESULTS (in millions)

Sales
(for the fourth quarter and twelve months ended September 27, 2025, and September 28, 2024)
	Fourth Quarter				Twelve Months Ended
			Volume	Avg. Price			Volume	Avg. Price
	2025	2024	Change	Change[2]	2025	2024	Change	Change[2]
Beef	$5,489	$5,261	(8.4)%	17.0%	$21,623	$20,479	(1.9)%	9.0%
Pork	1,414	1,438	(4.2)%	11.6%	5,781	5,903	(1.7)%	5.3%
Chicken	4,411	4,251	3.7%	0.1%	16,837	16,425	2.6%	(0.1)%
Prepared Foods	2,546	2,472	(1.7)%	4.7%	9,930	9,851	(2.5)%	3.3%
International/Other	584	609	(2.2)%	(1.9)%	2,291	2,353	(0.1)%	(2.5)%
Intersegment Sales	(584)	(466)	n/a	n/a	(2,021)	(1,702)	n/a	n/a
Total	$13,860	$13,565	(1.6)%	6.4%	$54,441	$53,309	—%	3.3%

Operating Income (Loss)
(for the fourth quarter and twelve months ended September 27, 2025, and September 28, 2024)
	Fourth Quarter				Twelve Months Ended
			Operating Margin				Operating Margin
	2025	2024	2025	2024	2025	2024	2025	2024
Beef	$(319)	$(71)	(5.8)%	(1.3)%	$(1,135)	$(381)	(5.2)%	(1.9)%
Pork	(99)	(16)	(7.0)%	(1.1)%	(199)	(40)	(3.4)%	(0.7)%
Chicken	447	409	10.1%	9.6%	1,427	988	8.5%	6.0%
Prepared Foods	143	203	5.6%	8.2%	898	879	9.0%	8.9%
International/Other	(14)	—	n/a	n/a	107	(37)	n/a	n/a
Total	$158	$525	1.1%	3.9%	$1,098	$1,409	2.0%	2.6%
ADJUSTED SEGMENT RESULTS (in millions)

Adjusted Operating Income (Loss) (Non-GAAP)[1]
(for the fourth quarter and twelve months ended September 27, 2025, and September 28, 2024)
	Fourth Quarter				Twelve Months Ended
			Adjusted Operating Margin (Non-GAAP)				Adjusted Operating Margin (Non-GAAP)
	2025	2024	2025[2]	2024[2]	2025	2024	2025[2]	2024[2]
Beef	$(94)	$(71)	(1.6)%	(1.3)%	$(426)	$(291)	(1.9)%	(1.4)%
Pork	31	19	2.0%	1.3%	181	142	2.9%	2.4%
Chicken	457	356	10.4%	8.4%	1,482	1,015	8.8%	6.2%
Prepared Foods	189	205	7.4%	8.3%	913	905	9.2%	9.2%
International/Other	25	3	n/a	n/a	137	49	n/a	n/a
Total	$608	$512	4.3%	3.8%	$2,287	$1,820	4.1%	3.4%
2 Average Price Change and Adjusted Operating Margin (Non-GAAP) for the Beef and Pork segments and Total Company for the three months ended September 27, 2025 exclude the impact of $225 million, $130 million, and $355 million, respectively, of legal contingency accruals recognized as a reduction to Sales. Average Price Change and Adjusted Operating Margin (Non-GAAP) for the Beef and Pork segments and Total Company for the twelve months ended September 27, 2025 exclude the impact of $318 million, $380 million, and $698 million, respectively, of legal contingency accruals recognized as reductions to Sales. Average Price Change and Adjusted Operating Margin (Non-GAAP) for the Pork segment and Total Company for the twelve months ended September 28, 2024 exclude the impact of $45 million of legal contingency accruals recognized as reductions to Sales.

OUTLOOK
As of the most recently published data for fiscal 2026, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) will increase approximately 1% compared to fiscal 2025 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for revenue, capital expenditures, net interest expense, liquidity, free cash flow, tax rate and dividends for fiscal 2026. Certain of the outlook numbers include adjusted operating income (loss) (a non-GAAP metric) for each segment. As our accounting cycle results in a 53-week year in fiscal 2026 as compared to a 52-week year in fiscal 2025, the fiscal 2026 outlook is based on a comparable 52-week year. The Company is not able to reconcile its full-year fiscal 2026 projected adjusted results to its fiscal 2026 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating income (loss) should not be considered a substitute for operating income (loss) or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beef
USDA projects domestic production will decrease approximately 2% in fiscal 2026 as compared to fiscal 2025. We anticipate adjusted operating loss between $(600) million to $(400) million in fiscal 2026.
Pork
USDA projects domestic production will increase approximately 3% in fiscal 2026 as compared to fiscal 2025. We anticipate adjusted operating income of $150 million to $250 million in fiscal 2026.
Chicken
USDA projects chicken production will increase approximately 1% in fiscal 2026 as compared to fiscal 2025. We anticipate adjusted operating income of $1,250 million to $1,500 million for fiscal 2026.
Prepared Foods
We anticipate adjusted operating income of $950 million to $1,050 million in fiscal 2026.
International/Other
We anticipate similar results from our foreign operations in fiscal 2026 on an adjusted basis.
Total Company
We anticipate total company adjusted operating income of $2.1 billion to $2.3 billion for fiscal 2026.
Revenue
We expect sales to be up 2% to 4% in fiscal 2026 as compared to fiscal 2025.
Capital Expenditures
We expect capital expenditures between $700 million to $1.0 billion for fiscal 2026. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.
Net Interest Expense
We expect net interest expense to approximate $390 million for fiscal 2026.
Liquidity
We expect total liquidity, which was $3.7 billion as of September 27, 2025, to remain above our minimum liquidity target of $1.0 billion.
Free Cash Flow
We expect free cash flow to be between $0.8 billion and $1.3 billion for fiscal 2026.
Tax Rate
We currently expect our adjusted effective tax rate to approximate 25% for fiscal 2026.
Dividends
Effective November 7, 2025, the Board of Directors increased the quarterly dividend previously declared on August 7, 2025, to $0.51 per share on our Class A common stock and $0.459 per share on our Class B common stock. The increased quarterly dividend is payable on December 15, 2025, to shareholders of record at the close of business on December 1, 2025. The Board also declared on November 7, 2025 a quarterly dividend of $0.51 per share on our Class A common stock and $0.459 per share on our Class B common stock, payable on March 13, 2026, to shareholders of record at the close of business on February 27, 2026. We anticipate the remaining quarterly dividends in fiscal 2026 will be $0.51 and $0.459 per share of our Class A and Class B common stock, respectively. This results in an annual dividend rate in fiscal 2026 of $2.04 for Class A shares and $1.836 for Class B shares, or a 2% increase compared to the fiscal 2025 annual dividend rate.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Sales	$13,860	$13,565	$54,441	$53,309
Cost of Sales	13,134	12,505	50,879	49,682
Gross Profit	726	1,060	3,562	3,627

Selling, General and Administrative	568	535	2,121	2,218
Goodwill Impairment	—	—	343	—
Operating Income	158	525	1,098	1,409
Other (Income) Expense:
Interest income	(16)	(29)	(73)	(89)
Interest expense	106	130	449	481
Other, net	—	(51)	(47)	(75)
Total Other (Income) Expense	90	50	329	317
Income before Income Taxes	68	475	769	1,092
Income Tax Expense	10	111	262	270
Net Income	58	364	507	822
Less: Net Income Attributable to Noncontrolling Interests	11	7	33	22
Net Income Attributable to Tyson	$47	$357	$474	$800

Net Income Per Share Attributable to Tyson:
Class A Basic	$0.14	$1.03	$1.37	$2.31
Class B Basic	$0.12	$0.92	$1.22	$2.06
Diluted	$0.13	$1.00	$1.33	$2.25
Dividends Declared Per Share:
Class A	$0.500	$0.490	$2.010	$1.970
Class B	$0.450	$0.441	$1.809	$1.773

Sales Growth	2.2%		2.1%
Margins: (Percent of Sales)
Gross Profit	5.2%	7.8%	6.5%	6.8%
Operating Income	1.1%	3.9%	2.0%	2.6%
Net Income Attributable to Tyson	0.3%	2.6%	0.9%	1.5%
Effective Tax Rate[3]	14.4%	23.3%	34.1%	24.8%
3 The effective tax rate for the twelve months ended September 27, 2025 is impacted by a $343 million goodwill impairment as the impairment charge is non-deductible for income tax purposes.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	September 27, 2025	September 28, 2024
Assets
Current Assets:
Cash and cash equivalents	$1,229	$1,717
Accounts receivable, net	2,524	2,406
Inventories	5,681	5,195
Other current assets	482	433
Total Current Assets	9,916	9,751
Net Property, Plant and Equipment	9,204	9,442
Goodwill	9,469	9,819
Intangible Assets, net	5,624	5,875
Other Assets	2,445	2,213
Total Assets	$36,658	$37,100

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$909	$74
Accounts payable	2,601	2,402
Other current liabilities	2,879	2,311
Total Current Liabilities	6,389	4,787
Long-Term Debt	7,921	9,713
Deferred Income Taxes	2,195	2,285
Other Liabilities	1,926	1,801

Total Tyson Shareholders’ Equity	18,085	18,390
Noncontrolling Interests	142	124
Total Shareholders’ Equity	18,227	18,514

Total Liabilities and Shareholders’ Equity	$36,658	$37,100

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	September 27, 2025	September 28, 2024
Cash Flows From Operating Activities:
Net income	$507	$822
Depreciation and amortization	1,361	1,400
Deferred income taxes	(76)	(45)
Impairment of goodwill	343	—
Gain on sale of storage facilities	(107)	—
Other, net	233	189
Net changes in operating assets and liabilities	(106)	224
Cash Provided by Operating Activities	2,155	2,590

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(978)	(1,132)
Purchases of marketable securities	(66)	(38)
Proceeds from sale of marketable securities	62	35
Proceeds from sale of storage facilities	252	—
Proceeds from sale of business	—	174
Acquisition of equity investments	(11)	(29)
Other, net	76	102
Cash Used for Investing Activities	(665)	(888)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	175	2,415
Payments on debt	(1,262)	(1,641)
Proceeds from issuance of commercial paper	—	1,694
Repayments of commercial paper	—	(2,285)
Purchases of Tyson Class A common stock	(196)	(49)
Dividends	(697)	(684)
Stock options exercised	21	14
Other, net	(18)	(45)
Cash Used for Financing Activities	(1,977)	(581)
Effect of Exchange Rate Changes on Cash	(1)	23
(Decrease) Increase in Cash and Cash Equivalents and Restricted Cash	(488)	1,144
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	1,717	573
Cash and Cash Equivalents and Restricted Cash at End of Period	1,229	1,717
Less: Restricted Cash at End of Period	—	—
Cash and Cash Equivalents at End of Period	$1,229	$1,717

Non-GAAP Financial Measures
Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS, EBITDA, Adjusted EBITDA, net debt to EBITDA, net debt to Adjusted EBITDA and Free Cash Flow are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
Definitions
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.
Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS are defined as EBITDA, Operating Income (Loss), Income before Income Taxes, Income Tax Expense, Net Income Attributable to Tyson and diluted earnings per share, respectively, excluding the impacts of any items that management believes do not directly reflect our core operations on an ongoing basis.
Free Cash Flow is defined as Cash Provided by Operating Activities minus payments for Property, Plant and Equipment.

TYSON FOODS, INC.
GAAP Results to Non-GAAP Results Reconciliations
(In millions, except per share data)
(Unaudited)

Results for the fourth quarter ended September 27, 2025
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results					$158		$68	$10	$47	$0.13
Facility fire related costs (insurance proceeds)[5]	—	(4)	—	—	(4)	(11)	(15)	(3)	(12)	(0.04)
Brand and product line discontinuations	—	—	6	—	6	—	6	2	4	0.01
Restructuring and related charges[6]	—	12	—	—	12	—	12	—	12	0.03
Legal contingency accruals[7]	355	40	—	—	395	—	395	94	301	0.85
Product recall	66	(25)	—	—	41	—	41	11	30	0.09
Impairment of equity investments	—	—	—	—	—	28	28	1	27	0.08
Adjusted Non-GAAP Results					$608		$535	$115	$409	$1.15

Results for the fourth quarter ended September 28, 2024
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results					$525		$475	$111	$357	$1.00
Facility fire related costs (insurance proceeds)[5]	—	(48)	—	—	(48)	(31)	(79)	(8)	(71)	(0.20)
Brand and product line discontinuations	—	—	8	—	8	—	8	2	6	0.02
Plant closure and disposal charges	—	27	—	—	27	—	27	(10)	37	0.10
Adjusted Non-GAAP Results					$512		$431	$95	$329	$0.92

Results for the twelve months ended September 27, 2025
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results					$1,098		$769	$262	$474	$1.33
Facility fire related costs (insurance proceeds)[5]	—	(18)	—	—	(18)	(18)	(36)	4	(40)	(0.12)
Brand and product line discontinuations	—	—	23	—	23	—	23	6	17	0.05
Restructuring and related charges[6]	—	43	2	—	45	—	45	4	41	0.11
Legal contingency accruals[7]	698	40	—	—	738	—	738	175	563	1.58
Plant closure and disposal charges[8]	—	17	—	—	17	—	17	5	13	0.04
Goodwill and intangible impairments[9]	—	—	—	343	343	—	343	—	343	0.96
Product recall	66	(25)	—	—	41	—	41	11	30	0.09
Impairment of equity investments	—	—	—	—	—	28	28	1	27	0.08
Adjusted Non-GAAP Results					$2,287		$1,968	$468	$1,468	$4.12

Results for the twelve months ended September 28, 2024
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results					$1,409		$1,092	$270	$800	$2.25
Facility fire related costs (insurance proceeds)[5]	—	16	—	—	16	(34)	(18)	(13)	(5)	(0.02)
Brand and product line discontinuations	—	—	8	—	8	—	8	2	6	0.02
Restructuring and related charges[6]	—	—	31	—	31	—	31	8	23	0.06
Legal contingency accruals	45	129	—	—	174	—	174	41	133	0.38
Plant closure and disposal charges	—	182	—	—	182	—	182	36	146	0.41
Adjusted Non-GAAP Results					$1,820		$1,469	$344	$1,103	$3.10

TYSON FOODS, INC.
Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Adjusted Operating Income (Loss)
(for the fourth quarter ended September 27, 2025)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(319)	$(99)	$447	$143	$(14)	$158
Less: Facility fire related costs (insurance proceeds)[5]	—	—	—	—	(4)	(4)
Add: Brand and product line discontinuations	—	—	6	—	—	6
Add: Restructuring and related charges[6]	—	—	4	5	3	12
Add: Legal contingency accruals[7]	225	130	—	—	40	395
Add: Product recall	—	—	—	41	—	41
Adjusted operating income (loss)	$(94)	$31	$457	$189	$25	$608

Adjusted Operating Income (Loss)
(for the fourth quarter ended September 28, 2024)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(71)	$(16)	$409	$203	$—	$525
Add/(Less): Facility fire related costs (insurance proceeds)[5]	—	—	(51)	—	3	(48)
Add: Brand and product line discontinuations	—	—	6	2	—	8
Add/(Less): Plant closure and disposal charges	—	35	(8)	—	—	27
Adjusted operating income (loss)	$(71)	$19	$356	$205	$3	$512

Adjusted Operating Income (Loss)
(for the twelve months ended September 27, 2025)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(1,135)	$(199)	$1,427	$898	$107	$1,098
Less: Facility fire related costs (insurance proceeds)[5]	—	—	—	—	(18)	(18)
Add: Brand and product line discontinuations	—	—	23	—	—	23
Add/(Less): Restructuring and related charges[6]	48	—	9	(26)	14	45
Add: Legal contingency accruals[7]	318	380	—	—	40	738
Add/(Less): Plant closure and disposal charges[8]	—	—	23	—	(6)	17
Add: Goodwill and intangible impairments	343	—	—	—	—	343
Add: Product recall	—	—	—	41	—	41
Adjusted operating income (loss)	$(426)	$181	$1,482	$913	$137	$2,287

Adjusted Operating Income (Loss)
(for the twelve months ended September 28, 2024)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(381)	$(40)	$988	$879	$(37)	$1,409
Add/(Less): Facility fire related costs (insurance proceeds)[5]	—	—	(70)	—	86	16
Add: Brand and product line discontinuations	—	—	6	2	—	8
Add: Restructuring and related charges[6]	4	1	2	24	—	31
Add: Legal contingency accruals	45	73	56	—	—	174
Add: Plant closure and disposal charges	41	108	33	—	—	182
Adjusted operating income (loss)	$(291)	$142	$1,015	$905	$49	$1,820

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Twelve Months Ended
	September 27, 2025	September 28, 2024

Net income	$507	$822
Less: Interest income	(73)	(89)
Add: Interest expense	449	481
Add: Income tax expense	262	270
Add: Depreciation	1,093	1,159
Add: Amortization[4]	257	229
EBITDA	$2,495	$2,872

Adjustments to EBITDA:
Less: Facility fire related costs (insurance proceeds)[5]	$(36)	$(18)
Add: Brand and product line discontinuations	23	8
Add: Restructuring and related charges[6]	45	31
Add: Legal contingency accruals[7]	738	174
Add: Plant closure and disposal charges[8]	17	182
Add: Goodwill and intangible impairments	343	—
Add: Product recall	41	—
Add: Impairment of equity investments	28	—
Less: Depreciation and amortization included in EBITDA adjustments[10]	(62)	(129)
Total Adjusted EBITDA	$3,632	$3,120

Total gross debt	$8,830	$9,787
Less: Cash and cash equivalents	(1,229)	(1,717)
Less: Short-term investments	—	(10)
Total net debt	$7,601	$8,060

Ratio Calculations:
Gross debt/EBITDA	3.5x	3.4x
Net debt/EBITDA	3.0x	2.8x

Gross debt/Adjusted EBITDA	2.4x	3.1x
Net debt/Adjusted EBITDA	2.1x	2.6x
4 Excludes the amortization of debt issuance and debt discount expense of $11 million and $12 million for the twelve months ended September 27, 2025 and September 28, 2024, respectively, as it is included in interest expense.
5 Relates to a fire at a Chicken production facility in the fourth quarter of fiscal 2021 and a fire at our production facility in the Netherlands in the first quarter of fiscal 2024 that we subsequently decided to sell.
6 Includes the Network Optimization Plan that commenced in fiscal 2025 and the 2022 Program which completed in fiscal 2024.
7 The three and twelve months ended September 27, 2025 include a $40 million charge related to the 2015 sale of our Mexico operation.
8 Includes China plant relocation remuneration and related EPS impact, net of $1 million associated with Net Income (Loss) Attributable to Noncontrolling Interests, for the twelve months ended September 27, 2025.
9 Goodwill impairment is non-deductible for income tax purposes.
10 Removal of accelerated depreciation of $39 million related to network optimization plan charges for the twelve months ended September 27, 2025 and $127 million related to plant closures and disposals for the twelve months ended September 28, 2024 as they are already included in depreciation expense. Removal of accelerated amortization of $23 million and $2 million related to brand discontinuation for the twelve months ended September 27, 2025 and September 28, 2024, respectively, as they are already included in amortization expense.

TYSON FOODS, INC.
Free Cash Flow Non-GAAP Reconciliation
(In millions)
(Unaudited)

	Twelve Months Ended
	September 27, 2025	September 28, 2024
Cash Provided by Operating Activities	$2,155	$2,590
Additions to property, plant and equipment	(978)	(1,132)
Free cash flow	$1,177	$1,458

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely, and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the company had approximately 133,000 team members on September 27, 2025. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, November 10, 2025. A link for the webcast of the conference call is available on the Tyson Investor Relations website at https://ir.tyson.com. The webcast also can be accessed by the following direct link: https://events.q4inc.com/attendee/176837355. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at https://ir.tyson.com. A telephone replay will also be available until December 10, 2025, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 2866305. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at https://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2025, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effectiveness of financial excellence programs or operational optimization plans; (ii) access to, and inputs from, foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iii) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (iv) cyber attacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI), New World screwworm or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvii) the effect of climate change and any legal or regulatory response thereto; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Laura Burns, 479-713-9890 Investor Contact: Jon Kathol, 479-290-4235	Source: Tyson Foods, Inc. Category: IR, Newsroom